Third Amendment to
                              Amended and Restated
               Agreement and Certificate of Limited Partnership of
                  Geodyne Energy Income Limited Partnership I-D


      This Third Amendment to Amended and Restated Agreement and Certificate of Limited Partnership of Geodyne Energy Income Limited Partnership I-D (the "Partnership") is entered into by and between Geodyne Resources, Inc. ("Resources"), a Delaware corporation, as successor General Partner, and all Substituted Limited Partners admitted to the Partnership.

      WHEREAS, on December 20, 1985, Geodyne Properties, Inc. ("Properties"), as General Partner, and the Initial Limited Partner executed and entered into that certain PaineWebber/Geodyne Energy Income Limited Partnership I-D Agreement and Certificate of Limited Partnership (the "Preformation Agreement"); and

      WHEREAS, on March 4, 1986, Properties executed and entered into that certain Amended and Restated Agreement and Certificate of Limited Partnership (the "Agreement"); and

      WHEREAS, on February 25, 1993, Properties executed and entered into that First Amendment to the Agreement whereby it changed (i) the name of the Partnership from "PaineWebber/Geodyne Energy Income Limited Partnership I-D" to "Geodyne Energy Income Limited Partnership I-D", (ii) the address of the Partnership's principal place of business, and (iii) the address for the Partnership's agent for service of process; and

      WHEREAS, on August 4th, 1993, Properties executed and entered into that Second Amendment to the Agreement whereby it amended certain provisions to (i) expedite the method of accepting transfers of Unit Holders' Units in the Partnership and (ii) provide for an optional right of repurchase/redemption which may be exercised by the Unit Holders; and

      WHEREAS, Section 10.1 of the Agreement provides that the general partner of the partnership (the "General Partner") may, without prior notice or consent of any Limited Partner (as defined in the Agreement), amend any provision of this Agreement if, in its opinion, such amendment does not have a material adverse effect upon the Limited Partners; and

      WHEREAS,   Properties  merged  with  and  into  Geodyne  Resources,   Inc.
("Resources"), its parent corporation, effective June 30, 1996; and

      WHEREAS, Section 6.1 of the Agreement provides that the General Partner may assign its General Partner Interest to a Person which shall become a successor General Partner, if such assignment is in connection with a merger; and




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      WHEREAS,  as a result of the merger of Properties with and into Resources, ownership of the General Partner Interest in the Partnership is assigned to Resources by operation of law; and

      WHEREAS, as a result of the merger of Properties with and into Resources, Resources has now succeeded to the position of General Partner of the Partnership; and

      WHEREAS, Resources, as General Partner, desires to amend the Agreement in order to reflect Resources as the new General Partner.

      NOW,  THEREFORE,  in  consideration  of  the  covenants,   conditions  and
agreements herein contained, the parties hereto hereby agree as follows:

      All references in the Agreement to Geodyne Properties, Inc. as General Partner are hereby amended to reflect, instead, Geodyne Resources, Inc. as General Partner.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the 1st day of July, 1996.

                                       Geodyne Properties, Inc.
                                       by Geodyne Resources, Inc.
                                       as successor by merger


                                       By:  // Dennis R. Neill //
                                            ---------------------
                                            Dennis R. Neill
                                            President

                                       Geodyne Resources, Inc.
                                       as General Partner


                                       By:  // Dennis R. Neill //
                                            ---------------------
                                            Dennis R. Neill
                                            President

                                       Geodyne Resources, Inc.,
                                       as Attorney-in-Fact for all
                                       Substituted Limited Partners

                                       By:  // Dennis R. Neill //
                                            ---------------------
                                            Dennis R. Neill
                                            President

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